As filed with the Securities and Exchange Commission on March 9, 2021

Registration No. 333-253079

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Digital Transformation Opportunities Corp.

(Exact name of registrant as specified in its charter)

Delaware	6770	85-3984427
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

10485 NE 6th Street, Unit 3930
Bellevue, WA 98004
Tel: (360) 949-1111

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Kevin Nazemi
Chief Executive Officer
10485 NE 6th Street, Unit 3930
Bellevue, WA 98004
Tel: (360) 949-1111

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Jonathan Ko, Esq. Paul Hastings LLP 515 South Flower Street Twenty-Fifth Floor Los Angeles, CA 90071 (213) 683-6188	P. Michelle Gasaway Gregg A. Noel Skadden, Arps, Slate, Meagher & Flom LLP 300 South Grand Avenue, Suite 3400 Los Angeles, CA 90071 (213) 687-5000

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box:  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒ (Registration No. 333-253079)

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share (1)	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee
Units, each consisting of one share of Class A common stock, $0.0001 par value, and one-fourth of one redeemable warrant (2)	5,750,000 units	$10.00	$57,500,000	$6,273.25
Shares of Class A common stock included as part of the units (3)	5,750,000 shares	—	—	— (4)
Redeemable warrants included as part of the units (3)	1,437,500 warrants	—	—	—(4)
Shares of Class A common stock underlying the Warrants	1,437,500 shares	$11.50(5)	$16,531,250	$1,803.56
Total	—	—	$74,031,250	$8,076.81(6)

(1)	Estimated solely for the purpose of calculating the registration fee.
(2)	Represents only the additional number of securities being registered. Does not include the securities that the Registrant previously registered on the Registration Statement on Form S-1 (File No. 333-253079).
(3)	Pursuant to Rule 416(a), there are also being registered an indeterminable number of additional securities as may be offered or issued to prevent dilution resulting from share sub-divisions, share dividends or similar transactions.
(4)	Pursuant to Rule 457(g), no additional fee is required.
(5)	Pursuant to Rule 457(g) under the Securities Act, based on the exercise price of the warrants.
(6)	The Registrant previously registered securities having a proposed maximum aggregate offering price of $287,500,000 on its Registration Statement on Form S-1, as amended (File No. 333-253079), which was declared effective by the Securities and Exchange Commission on March 9, 2021. In accordance with Rule 462(b) under the Securities Act, an additional number of securities having a proposed maximum offering price of $74,031,250 is hereby registered, which includes securities issuable upon the exercise of the underwriter’s over-allotment option.

This Registration Statement shall become effective upon filing with the U.S. Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

Explanatory Note and Incorporation By Reference

This Registration Statement on Form S-1 is being filed with respect to the registration of (i) 5,750,000 additional units of Digital Transformation Opportunities Corp., a Delaware corporation (the “Registrant”), each unit consisting of (A) one share of Class A common stock, and (B) one-fourth of one redeemable warrant, and (ii) 1,437,500 shares of Class A common stock underlying the warrants, in each case, pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and General Instruction V to Form S-1. Each whole warrant entitles the holder thereof to purchase one share of Class A common stock at a price of $11.50 per share, subject to certain adjustments, and only whole warrants are exercisable. No fractional warrants will be issued upon separation of the units and only whole warrants will trade. This Registration Statement relates to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-253079) (the “Prior Registration Statement”), initially filed by the Registrant on February 12, 2021 and declared effective by the Securities and Exchange Commission (the “Commission”) on March 9, 2021. The required opinions of counsel and related consents and independent registered public accounting firm’s consent are attached hereto and filed herewith. Pursuant to Rule 462(b), the contents of the Prior Registration Statement, including the exhibits thereto, are incorporated by reference into this Registration Statement.

CERTIFICATION

The Registrant hereby certifies to the Commission that (1) it has instructed its bank to pay the filing fee set forth on the cover page of this Registration Statement by a wire transfer of such amount to the Commission’s account at U.S. Bank as soon as practicable (but no later than the close of business as of March 10, 2021), (2) it will not revoke such instructions, (3) it has sufficient funds in the relevant account to cover the amount of such filing fee and (4) it will confirm receipt of such instructions by its bank during regular business hours no later than March 10, 2021.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16.	Exhibits and Financial Statement Schedules.

(a) Exhibits. All exhibits filed with or incorporated by reference in the Prior Registration Statement on Form S-1 (SEC File No. 333-253079) are incorporated by reference into, and shall be deemed a part of, this Registration Statement, and the following additional exhibits are filed herewith, as part of this Registration Statement:

Exhibit No.	Description

5.1	Opinion of Paul Hastings LLP.

23.1	Consent of Marcum LLP.

23.2	Consent of Paul Hastings LLP (contained in Exhibit 5.1).

24	Power of Attorney (contained on signature page to the Registrant’s Prior Registration Statement (File No. 333-253079), filed on February 12, 2021.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on March 9, 2021.

Digital Transformation Opportunities Corp.

By:	/s/ Kevin Nazemi
Kevin Nazemi
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Kevin Nazemi	Chief Executive Officer and Chairman	March 9, 2021
Kevin Nazemi	(Principal Executive Officer)

*	Chief Financial Officer	March 9, 2021
Kyle Francis	(Principal Financial and Accounting Officer)

By:	/s/ Kevin Nazemi
Kevin Nazemi
Attorney-in-Fact